Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55663 and 333-179699) pertaining to the Stanley Black & Decker Retirement Account Plan of our report dated June 22, 2016, with respect to the financial statements and schedules of the Stanley Black & Decker Retirement Account Plan, included in this Annual Report (Form 11-K) for the years ended December 31, 2015 and 2014.

/s/ Fiondella, Milone & LaSaracina LLP
Glastonbury, Connecticut
June 22, 2016